UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2012

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On May 2, 2012, at the Annual Meeting of Shareholders, the shareholders of TECO Energy, Inc. (the “Corporation”) approved the amendment and restatement of the Articles of Incorporation to declassify the Board of Directors, as more fully described in the proxy statement relating to such meeting. The Amended and Restated Articles of Incorporation were filed with the Department of State of the State of Florida on May 3, 2012 and were effective as of such date. Pursuant to the Amended and Restated Articles of Incorporation, directors who were elected prior to the approval of such amendment and restatement (including directors elected at the 2012 Annual Meeting) will complete those terms for which they were elected. Thereafter, their successors will be elected to one-year terms. Beginning with the 2015 Annual Meeting, all directors will stand for election annually. The amendment also includes minor changes to clarify how vacancies on the Board are to be filled and to clarify that a director being removed from the Board does not vote on such removal. The Amended and Restated Articles of Incorporation integrate the amendments described above and all prior amendments to the Articles of Incorporation, but do not further amend the provisions of the Articles of Incorporation, other than to eliminate the references to provisions only applicable to the initial Articles of Incorporation, namely the commencement of existence, the initial board of directors and the incorporator. The foregoing description is qualified in its entirety by reference to the text of the Amended and Restated Articles of Incorporation, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Amendment to the Bylaws

The Corporation’s Board of Directors previously approved amendments to Section 3.2 and 3.6 of the Bylaws, which amendments became effective upon the filing of Amended and Restated Articles of Incorporation with the Department of State of the State of Florida on May 3, 2012. Section 3.2 of the Bylaws was amended to eliminate the Board of Director’s classified structure in the same manner as the Amended and Restated Articles of Incorporation, and Section 3.6 of the Bylaws was amended to clarify how vacancies on the Board are to be filled, in the same manner as the Amended and Restated Articles of Incorporation. The foregoing description is qualified in its entirety by reference to the text of the Bylaws, as amended, which are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation’s annual meeting of shareholders was held on May 2, 2012, at which shareholders holding approximately 89% of our outstanding shares were present in person or represented by proxy. The following tables detail the voting results:

Election of Directors

Director	For	Against	Abstentions	Broker Non-Votes
DuBose Ausley	119,562,976	25,427,117	844,921	45,745,296
Evelyn V. Follit	140,830,717	4,129,292	875,005	45,745,296
Joseph P. Lacher	139,722,393	5,367,867	744,754	45,745,296
Sherrill W. Hudson	141,207,134	3,729,726	898,154	45,745,296
Loretta A. Penn	138,330,779	6,638,058	866,177	45,745,296

Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as Independent Auditors for 2012

For	Against	Abstentions	Broker Non-Votes
188,284,799	2,280,363	1,015,148	0

Advisory Approval of Executive Compensation

For	Against	Abstentions	Broker Non-Votes
134,202,781	8,303,179	3,329,054	45,745,296

Proposal to Amend and Restate the Corporation’s Articles of Incorporation to Declassify the Board of Directors

For	Against	Abstentions	Broker Non-Votes
142,593,864	2,025,946	1,215,204	45,745,296

Shareholder Proposal Regarding Amendment of the Corporation’s Equal Employment Opportunity Policy

For	Against	Abstentions	Broker Non-Votes
33,199,859	87,619,396	25,015,759	45,745,296

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of TECO Energy, Inc., as filed on May 3, 2012

3.2	Bylaws of TECO Energy, Inc., as amended effective May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2012		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)